Exhibit 10.2
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (“Amendment”) is made and entered into as of August 26, 2019, by and between AutoWeb, Inc., a Delaware corporation (“Company”), and Jared R. Rowe (“Executive”).

Background

The Company and the Executive have entered into that certain Employment Agreement dated as of April 12, 2018 (“Employment Agreement”).

Executive is employed as the Company’s President and Chief Executive Officer pursuant to the terms and conditions of that certain Employment Agreement dated as of April 12, 2018 (“Employment Agreement”). Among other terms and conditions, the Employment Agreement provides for the payment to Executive of a monthly travel and housing allowance in the amount of Fifteen Thousand Dollars ($15,000), less applicable tax withholdings (“Travel and Housing Accommodation Monthly Allowance”) for Executive’s (i) personal housing in the Irvine, California area; and (ii) air/ground travel between Atlanta, Georgia and Irvine, California.

With the recent change in the Company’s principal executive offices from the Company’s office in Irvine, California to the Company’s office in Tampa, Florida, it is anticipated that Executive will spend significantly more time in the Tampa, Florida office, and that the Tampa, Florida office will be Executive’s primary office location. In recognition of these changes, it has been proposed that the terms of the Travel and Housing Accommodation Monthly Allowance be changed to provide the allowance for Executive’s (i) personal housing in the Tampa, Florida area; and (ii) air/ground travel between Atlanta, Georgia and Tampa, Florida.

In consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

Article I

Amendments to Employment Agreement

1.1           Definition of Travel and Housing Accommodation Monthly Allowance. Section 1(u) of the Employment Agreement is hereby amended in its entirety to read as follows:

(u)           “Travel and Housing Accommodation Monthly Allowance” means a monthly allowance of Fifteen Thousand Dollars ($15,000), less applicable tax withholdings, for Executive’s (i) personal housing in the Tampa, Florida area; and (ii) air/ground travel between Atlanta, Georgia and Tampa, Florida.

1.2           Payment of Travel and Housing Accomodation Montly Allowance. Section 4(e) of the Employment Agreement is hereby amended in its entirety to read as follows:

(g)           Each month, during the Employment Term, the Company will pay to Executive the Travel and Housing Accommodation Monthly Allowance. Should Executive elect to relocate to the Tampa, Florida area, the Travel and Housing Accommodation Monthly Allowance will cease and Company will pay actual moving costs from Atlanta, Georgia to the Tampa, Florida area plus actual sales brokerage fees incurred for the sale of Executive’s residence in Atlanta, Georgia, such moving and relocation assistance not to exceed Two Hundred Thousand Dollars ($200,000.00) in the aggregate. It is expressly understood that at no point during the Employment Term Executive shall be required to relocate from Atlanta, GA area.

ARTICLE 1

General Provisions

1.1 Capitalized Terms. All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meaning assigned to them in the Employment Agreement.

1.2 Continuing Effectiveness. Except as modified by this Amendment, the Employment Agreement shall remain in full force and effect and neither party by virtue of entering into this Amendment is waiving any rights it has under the Employment Agreement, and once this Amendment is executed by the parties hereto, all references in the Employment Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Employment Agreement as modified by this Amendment.

1.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AutoWeb, Inc. By: /s/ Glenn E. Fuller Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary Executive /s/ Jared R. Rowe Jared R. Rowe